Exhibit 99.1

[Fannie Mae logo]

news release

Media Hotline: 1-888-326-6694
Consumer Resource Center: 1-800-732-6643

Contact: Janis Smith

202-752-6673

Number: 4073

Date: August 9, 2007

Fannie Mae Files Form 12b-25 with the SEC and Announces August 16th Filing of 2006
10-K; Company to Host Investor/Analyst Conference Call

WASHINGTON, DC — Fannie Mae (FNM/NYSE) today filed a Form 12b-25 with the U.S. Securities and Exchange Commission (SEC) to report that it will not timely file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2007. The company also announced plans to file its Annual Report on Form 10-K for 2006 the morning of Thursday, August 16, 2007, and to host a conference call for the investment community the same afternoon at 1:00 p.m. Eastern Time.

Mary Lou Christy, Senior Vice President, Investor Relations, will host the call. Daniel H. Mudd, President and Chief Executive Officer, and Robert T. Blakely, Executive Vice President and Chief Financial Officer, will address investors and analysts. They, along with other members of senior management, will be available for questions.

The timing of both the filing and the conference call is subject to change as the company finalizes the document.

During the conference call, investors may ask questions live during the question and answer session. Investors may also e-mail their questions in advance to Investor_Relations1@fanniemae.com, and may continue to send follow-up questions to this email address during and after the call.

The dial-in number for the call is 1-800-553-0351 or, for international callers, 612-332-0923. The confirmation code is 883169. Please dial in 5 to 10 minutes prior to the start of the call. A replay of the call will be available for two weeks starting at 5:30 p.m. Eastern Time on August 16 through midnight Eastern Time on August 30. The replay number for the call is 1-800-475-6701 or, for international callers, 320-365-3844. The confirmation code is 883169.

(more)

12b-25 and 10-K Announcement
Page Two

The conference call also will be web cast at www.fanniemae.com and will be available for 30 days after the call.

Because Fannie Mae is focusing its efforts on completing the 2006 Form 10-K, updated supplemental information of the type previously reported in its Forms 12b-25 will be reported in the 2006 Form 10-K, rather than in today’s Form 12b-25. The full text of Fannie Mae’s Form 12b-25 may be found on the company’s Web site at www.fanniemae.com/ir, or the SEC’s EDGAR site at www.sec.gov.

# # #

Fannie Mae is a shareholder-owned company with a public mission. We exist to expand affordable housing and bring global capital to local communities in order to serve the U.S. housing market. Fannie Mae has a federal charter and operates in America’s secondary mortgage market to ensure that mortgage bankers and other lenders have enough funds to lend to home buyers at low rates. Our job is to help those who house America.